Exhibit 99

Family Dollar Announces Second Quarter Earnings Per Share of $0.45

Updates Fiscal 2008 Guidance

MATTHEWS, N.C.--(BUSINESS WIRE)--Family Dollar Stores, Inc. (NYSE: FDO), today reported net income of $63.3 million for the second quarter of fiscal 2008 ended March 1, 2008, a 13-week period, compared with $90.5 million for the second quarter of fiscal 2007 ended March 3, 2007, a 14-week period. Net income per diluted share in the second quarter of fiscal 2008 was $0.45 compared with $0.60 per diluted share in the second quarter of fiscal 2007.

“Our customers continue to react to the current economic environment by limiting their discretionary spending. This was particularly apparent in our stores during this past holiday season. In addition, our second quarter performance was pressured by both the loss of one week of holiday sales and one less week of sales as compared with the second quarter of fiscal 2007. Despite these challenges, I am pleased with our expense control and inventory management this quarter, especially within such a volatile economic environment,” said Howard R. Levine, Chairman and Chief Executive Officer.

“While we continue to expect that our customers will be financially challenged near-term, we believe that the impending government stimulus package will bring some much needed relief later this year. Continued growth in our consumable business, along with our intense focus on controlling expenses and mitigating inventory risk are expected to result in better performance in the second half of fiscal 2008.”

Second Quarter Results

As previously reported, net sales for the second quarter of fiscal 2008 were $1.833 billion, or 5.9% below sales of $1.947 billion for the second quarter of fiscal 2007. As a reminder, the second quarter of fiscal 2008 included one less week of holiday sales and one less week of sales compared with the second quarter of fiscal 2007. Comparing results for the same 13-week period year over year, net sales increased 3.2%, and sales in comparable stores were approximately flat. An increase in the average customer transaction offset lower customer traffic, as measured by the number of register transactions.

Gross profit, as a percentage of sales, was 32.7% in the second quarter of fiscal 2008 compared to 33.5% in the second quarter of fiscal 2007. Higher seasonal markdowns contributed to lower gross profit, as a percentage of sales, in the second quarter of fiscal 2008. In addition, lower net sales during the quarter resulted in the de-leverage of many costs, including freight expense and inventory shrinkage.

Selling, general and administrative (“SG&A”) expenses declined 1.3% to $502.6 million compared to $509.2 million in the second quarter of fiscal 2007. As a percentage of sales, SG&A expenses were 27.4% in the second quarter of fiscal 2008 compared with 26.1% in the second quarter of fiscal 2007. The increase in SG&A expenses, as a percentage of sales, was primarily a result of lower net sales during the quarter. In addition, higher store occupancy expenses more than offset lower insurance expense and lower professional fees.

First Half Results

As previously reported, sales for the first half of fiscal 2008 were $3.516 billion, or 0.9% below sales of $3.548 billion for the first half of fiscal 2007. As a reminder, the first half of fiscal 2008 included one less week of sales compared with the first half of fiscal 2007. Sales in comparable stores (for the comparable 26-week period in both years) decreased 0.5%. The decrease in comparable store sales during the 26-week period was a result of lower customer traffic, as measured by the number of register transactions. The average customer transaction increased slightly during the period. During the first half of fiscal 2008, the Company opened 123 new stores and closed 44 stores.

Gross profit, as a percentage of sales, was 33.4% in the first half of fiscal 2008 compared to 34.0% in the first half of fiscal 2007. Higher seasonal markdowns and higher inventory shrinkage resulted in lower gross profit, as a percentage of sales, in the first half of fiscal 2008.

SG&A expenses, as a percentage of sales, were 28.3% in the first half of fiscal 2008 compared with 27.4% in the first half of fiscal 2007. The increase in SG&A expenses, as a percentage of sales, was primarily a result of low comparable store sales performance and higher occupancy costs. The effect of these factors more than offset lower insurance expense and lower professional fees.

The Company’s inventories at March 1, 2008, were $998.3 million, or 0.3% below inventories of $1,001.4 million at March 3, 2007. Excluding in-transit inventory, inventory per store at March 1, 2008, declined approximately 1% compared with inventory per store at March 3, 2007.

At March 1, 2008, the Company had approximately $317.0 million cash and investment securities, including $237.0 million of investments ($240.9 million at par) in tax exempt auction rate securities (“ARS”) that had or have subsequently experienced failed auctions. Substantially all of the Company’s ARS portfolio includes AAA rated bonds that are collateralized by student loans guaranteed by the federal government. At this time, the Company has no reason to believe that any of the issuers of the ARS are presently at risk or that the credit quality of the ARS investments has been impacted by the reduced liquidity of these investments. The Company believes that the current lack of liquidity relating to the ARS investments will have no impact on its ability to fund its ongoing operations and growth initiatives.

During the first half of fiscal 2008, the Company repurchased approximately 3.7 million shares of its common stock for a total cost of $97.7 million. As of March 1, 2008, the Company had authorization to purchase up to an additional $133.0 million of its common stock.

Outlook

Since the Company provided annual earnings guidance three months ago, economic conditions have continued to deteriorate. Low and lower-middle income customers continue to focus on basic consumables while constraining purchases of more discretionary items.

While the Easter shift creates comparability issues for the March and April periods, the Company expects that comparable store sales will be flat to up slightly in the third quarter. Reflecting trends month-to-date, the Company expects that comparable store sales for the March period will decrease 4% to 5%. Although sales of consumable products continue to be strong, sales of more discretionary categories, especially apparel and lawn and garden, are softer than the March period last year. The Company expects earnings per diluted share for the third quarter of fiscal 2008 will be between $0.39 and $0.44, compared with $0.40 per diluted share in the third quarter of fiscal 2007.

While the federal stimulus package is expected to benefit the Company’s target customer, predicting the magnitude of the impact is difficult. The Company expects that earnings per diluted share in the fourth quarter will be between $0.29 and $0.34, compared with $0.26 per diluted share in the fourth quarter of fiscal 2007.

Reflecting current assumptions for the third and fourth quarters, the Company now expects that earnings per diluted share for fiscal 2008 will be between $1.50 and $1.60, compared with $1.62 per diluted share in fiscal 2007. For the full year, the Company expects to open approximately 200 new stores and close approximately 75 stores and expects that comparable store sales will be flat or increase slightly.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  general economic conditions that could adversely impact consumer spending, including the impact of the federal stimulus package;
  economic conditions, including inflation and energy prices, that could affect our profitability;
  competitive factors that could limit our sales, growth or profitability;
  increases in comparable store sales and the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  our ability to operate distribution facilities;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings;
  our ability to attract and retain employees; and
  risks associated with our investment of funds in auction rate securities.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Second Quarter Earnings Conference Call Information

The Company will host a conference call with investors today at 10:00 A.M. EDT to discuss these results. If you wish to participate, please call (888) 215-0829 for domestic US calls and (706) 634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is 37916264.

There will also be a live webcast of the conference call that can be accessed at the following link: http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, April 4, 2008.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Family Dollar offers a core assortment of name-brand and quality consumable merchandise supplemented by fashion and seasonal merchandise at everyday low prices.

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,500 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Second Quarter Ended
(in thousands, except per share amounts)	March 1, 2008	% of Net Sales	March 3, 2007	% of Net Sales

Net sales	$1,832,611	100.0%	$1,947,380	100.0%

Cost of sales	1,233,528	67.3%	1,294,870	66.5%

Gross margin	599,083	32.7%	652,510	33.5%

Selling, general and administrative expenses	502,620	27.4%	509,204	26.1%

Operating profit	96,463	5.3%	143,306	7.4%

Interest income	3,344	0.2%	3,508	0.2%

Interest expense	3,355	0.2%	4,667	0.2%

Income before income taxes	96,452	5.3%	142,147	7.4%

Income taxes	33,149	1.8%	51,604	2.6%

Net income	$63,303	3.5%	$90,543	4.8%

Net income per common share - basic	$0.45		$0.60
Weighted average shares - basic	140,439		150,656

Net income per common share - diluted	$0.45		$0.60
Weighted average shares - diluted	140,617		150,925

Dividends declared per common share	$0.125		$0.115

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the First Half Ended
(in thousands, except per share amounts)	March 1, 2008	% of Net Sales	March 3, 2007	% of Net Sales

Net sales	$3,515,654	100.0%	$3,547,644	100.0%

Cost of sales	2,340,546	66.6%	2,342,252	66.0%

Gross margin	1,175,108	33.4%	1,205,392	34.0%

Selling, general and administrative expenses	993,505	28.3%	970,959	27.4%

Operating profit	181,603	5.1%	234,433	6.6%

Interest income	5,429	0.2%	4,955	0.1%

Interest expense	7,966	0.2%	10,173	0.3%

Income before income taxes	179,066	5.1%	229,215	6.4%

Income taxes	63,817	1.8%	84,548	2.4%

Net income	$115,249	3.3%	$144,667	4.0%

Net income per common share - basic	$0.82		$0.96
Weighted average shares - basic	140,688		150,562

Net income per common share - diluted	$0.82		$0.96
Weighted average shares - diluted	140,970		151,185

Dividends declared per common share	$0.24		$0.22

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share and share amounts)	March 1, 2008	March 3, 2007
Assets
Current assets:
Cash and cash equivalents	$79,944	$83,715
Investment securities	237,025	331,853
Merchandise inventories	998,261	1,001,373
Deferred income taxes	87,859	145,419
Income tax refund receivable	2,671	—
Prepayments and other current assets	61,252	55,733
Total current assets	1,467,012	1,618,093

Property and equipment, net	1,045,205	1,055,317
Other assets	25,731	24,785

Total assets	$2,537,948	$2,698,195

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$554,905	$546,441
Accrued liabilities	483,528	451,468
Income taxes	1,264	36,268
Total current liabilities	1,039,697	1,034,177

Long-term debt	250,000	250,000
Deferred income taxes	42,972	74,040
Income taxes	41,208	—
Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par; authorized and	—	—
unissued 500,000 shares
Common stock, $.10 par; authorized
600,000,000 shares	14,412	17,916
Capital in excess of par	159,032	160,848
Retained earnings	1,085,814	1,657,872
Accumulated other comprehensive loss	(2,398)	—
	1,256,860	1,836,636
Less: common stock held in treasury, at cost	92,789	496,658

Total shareholders' equity	1,164,071	1,339,978

Total liabilities and shareholders' equity	$2,537,948	$2,698,195

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the First Half Ended
(in thousands)	March 1, 2008	March 3, 2007
Cash flows from operating activities:
Net income	$115,249	$144,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,789	71,299
Deferred income taxes	(23,010)	(16,436)
Stock-based compensation	4,880	4,832
Loss on disposition of property and equipment	2,753	1,736
Changes in operating assets and liabilities:
Merchandise inventories	67,637	36,486
Income tax refund receivable	41,723	2,397
Prepayments and other current assets	(8,547)	(26,841)
Other assets	771	1,788
Accounts payable and accrued liabilities	(48,996)	4,754
Income taxes payable	45,429	36,268
	274,678	260,950
Cash flows from investing activities:
Purchases of investment securities	(1,071,270)	(709,727)
Sales of investment securities	1,027,865	514,379
Capital expenditures	(64,414)	(50,942)
Proceeds from dispositions of property and equipment	345	198
	(107,474)	(246,092)
Cash flows from financing activities:
Revolving credit facility borrowings	557,300	—
Repayment of revolving credit facility borrowings	(557,300)	—
Payment of debt issuance costs	(304)	—
Repurchases of common stock	(97,674)	—
Changes in cash overdrafts	(44,002)	5,478
Proceeds from employee stock options	81	14,597
Excess tax benefits from stock-based compensation	(55)	649
Payment of dividends	(32,482)	(31,594)
	(174,436)	(10,870)

Net increase (decrease) in cash and cash equivalents	(7,232)	3,988
Cash and cash equivalents at beginning of period	87,176	79,727
Cash and cash equivalents at end of period	$79,944	$83,715

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

NET SALES BY DIVISION:
	For the Second Quarter Ended
(in thousands)	March 1, 2008	March 3, 2007	% Change
Consumables	$1,049,620	$1,083,049	-3.1%
Home products	296,337	326,088	-9.1%
Apparel and accessories	239,089	259,455	-7.8%
Seasonal and electronics	247,565	278,788	-11.2%
TOTAL	$1,832,611	$1,947,380	-5.9%

	For the First Half Ended
(in thousands)	March 1, 2008	March 3, 2007	% Change
Consumables	$2,072,895	$2,047,993	1.2%
Home products	544,990	568,501	-4.1%
Apparel and accessories	455,557	482,357	-5.6%
Seasonal and electronics	442,212	448,793	-1.5%
TOTAL	$3,515,654	$3,547,644	-0.9%

STORES IN OPERATION:
	For the First Half Ended
	March 1, 2008	March 3, 2007
Beginning Store Count	6,430	6,173
New Store Openings	123	170
Store Closings	(44)	(24)
Ending Store Count	6,509	6,319
Total Square Footage (000s)	55,359	53,587
Total Selling Square Footage (000s)	46,018	44,507

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com